                                 EXHIBIT 23(D)



                   CONSENT OF MERCER CAPITAL MANAGEMENT, INC.





                                    CONSENT




THE COLONIAL BANCGROUP, INC.

         WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADINGS "APPROVAL OF THE MERGER - OPINION OF FINANCIAL ADVISOR," TO THE SUMMARIZATION OF OUR OPINION REFERENCED THEREIN, AND TO THE INCLUSION OF SUCH OPINION AT APPENDIX B TO THE PROSPECTUS.




/S/ MERCER CAPITAL MANAGEMENT, INC.

October 22, 1996